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                              AGREEMENT OF LEASE
                                    BETWEEN
                              RECKSON ASSOCIATES
                                      AND
                          CROSS/Z INTERNATIONAL, INC.


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                                    TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
SPACE.................................................................    1

TERM .................................................................    1

RENT .................................................................    2

USE ..................................................................    3

LANDLORD ALTERATION ..................................................    4

SERVICES .............................................................    4

LANDLORD'S REPAIRS ...................................................    4

WATER SUPPLY .........................................................    4

PARKING FIELD ........................................................    4

DIRECTORY ............................................................    5

TAXES AND OTHER CHARGES ..............................................    5

TENANT'S REPAIRS .....................................................    6

FIXTURES & INSTALLATIONS .............................................    7

ALTERATIONS ..........................................................    7

REQUIREMENTS OF LAW ..................................................    9

END OF TERM ..........................................................    9

QUIET ENJOYMENT ......................................................   10

SIGNS ................................................................   10

RULES AND REGULATIONS ................................................   11

RIGHT TO SUBLET OR ASSIGN  ...........................................   11

LANDLORD'S ACCESS TO PREMISES ........................................   13

SUBORDINATION ........................................................   14

PROPERTY LOSS, DAMAGE REIMBURSEMENT ..................................   15

TENANT'S INDEMNITY ...................................................   16

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DESTRUCTION - FIRE OR OTHER CASUALTY .....................................  17

INSURANCE ................................................................  18

EMINENT DOMAIN ...........................................................  21

NONLIABILITY OF LANDLORD  ................................................  22

DEFAULT ..................................................................  22

TERMINATION ON DEFAULT  ..................................................  24

DAMAGES ..................................................................  25

SUMS DUE LANDLORD  .......................................................  27

NO WAIVER ................................................................  28

WAIVER OF TRIAL BY JURY ..................................................  28

NOTICES ..................................................................  29

INABILITY TO PERFORM .....................................................  29

INTERRUPTION OF SERVICE ..................................................  30

CONDITIONS OF LANDLORD'S LIABILITY  ......................................  30

TENANT'S TAKING POSSESSION ...............................................  31

ENTIRE AGREEMENT..........................................................  31

DEFINITIONS ..............................................................  32

PARTNERSHIP TENANT .......................................................  32

SUCCESSORS, ASSIGNS, ETC .................................................  33

BROKER ...................................................................  33

CAPTIONS .................................................................  33

SCHEDULE "A" .............................................................  36

SCHEDULE "B" .............................................................  39

SCHEDULE "C" .............................................................  41

SCHEDULE "D" .............................................................  42

EXHIBIT 1 ................................................................  45

EXHIBIT 2 ................................................................  46

                                      ii
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     AGREEMENT OF LEASE, made as of this 27th day of October, 1994, between
RECKSON ASSOCIATES, a limited partnership, having its principal office at 225 Broadhollow Road, Suite 212 W, CS 5341, Melville, New York 11747-0983 (hereinafter referred to as "Landlord") and CROSS/Z INTERNATIONAL, INC., a California corporation, having its principal place of business at 1134 Ballena Boulevard, Alameda, California 94501 (hereinafter referred to as "Tenant"),

     WITNESSETH: Landlord and Tenant hereby covenant and agree as follows:


                                     SPACE

     1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space substantially as shown on the Rental Plan initialed by the parties and made part hereof as Exhibit "1" ("Demised Premises" or "Premises") in the building known as Nassau West Corporate Center I, located at 60 Charles Lindbergh Boulevard, Uniondale, New York (hereinafter referred to as the "Building") which the parties agree contains 16,385 square feet in a Building containing 200,000 square feet which constitutes 8.19 percent of the rentable area of the Building.


                                     TERM

     2. The term ("Term" or "Demised Term" or "term") of this lease shall commence on December 1, 1994 hereinafter referred to as the "Term Commencement Date", and shall terminate on December 31, 2004, hereinafter referred to as the "Expiration Date", unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this lease or pursuant to law.

     If the Demised Premises shall not be "substantially completed" in accordance with Schedule A annexed hereto on or before January 1, 1995, then the Term Commencement Date (and Tenant's obligation to pay rent) shall be postponed until the date on which the Demised Premises shall be "substantially completed" and the Term of this lease (and the Tenant's obligation to pay rent) shall be extended so that the Expiration Date shall be ten (10) years and one (1) month after the last day of the month in which the Term Commencement Date occurs. "Substantially completed" as used herein is defined to mean when the only items to be completed are those which do not interfere with the Tenant's occupancy and substantially full enjoyment of the Demised Premises; but if Landlord shall be delayed in such "substantial completion" as a result of (i) Tenant's failure to furnish plans and specifications; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard; (iii) Tenant's changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; (v) Tenant's failure to approve final plans, working drawings or reflective

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ceiling plans; then the commencement of the Term of this lease and the payment of rent hereunder shall be accelerated by the number of days of such delay. Tenant waives any right to rescind this lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the Term Commencement Date.

                                      RENT

    3. The minimum annual rent ("Rent" or "rent") is as follows:

During the first thirteen (13) months of the Term of this lease commencing December 1, 1994 and ending December 31, 1995, the Rent shall be $218,749.99, payable $43,749.99 for the first month and $14,583.33 for each of the second through thirteenth months.

During the second year, the Rent shall be $240,094.40, payable in monthly installments of $20,007.87.

During the third year, the Rent shall be $310,135.28, payable in monthly installments of $25,844.61.

During the fourth year, the Rent shall be $322,540.69, payable in monthly installments of $26,878.39.

During the fifth year, the Rent shall be $335,442.32, payable in monthly installments of $27,953.53.

During the sixth year, the Rent shall be $348,860.01, payable in monthly installments of $29,071.67.

During the seventh year, the Rent shall be $362,814.41, payable in monthly installments of $30,234.53.

During the eighth year, the Rent shall be $377,326.99, payable in monthly installments of $31,443.92.

During the ninth. year, the Rent shall be $392,420.07, payable in monthly installments of $32,701.67.

During the tenth year, the Rent shall be $378,950.21, payable $34,009.74 for each of the first through tenth months and $19,426.41. for each of the eleventh and twelfth months.

Each of the rent periods set forth above shall commence immediately after the preceding rent period.

Tenant agrees to pay the Rent to Landlord, without notice or demand, in lawful money of the United States which shall be legal


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tender in payment of the debts and dues, public and private, at the time of payment in advance on the first day of each calendar month during the Demised Term at the office of the Landlord, or at such other place as Landlord shall designate, except that Tenant shall pay the first monthly installment on the execution hereof. Tenant shall pay the Rent as above and as hereinafter provided, without any set off or deduction whatsoever. Should the Term Commencement Date be a date other than the first day of a calendar month, the Tenant shall pay a pro rata portion of the Rent on a per diem basis, based upon the second month of the Term, from such date to the first day of the following month, and Landlord shall credit the excess amount paid toward the payment of Rent for the next succeeding calendar month.

                                       USE

     4. (A) The Tenant shall use and occupy the Demised Premises only for executive and administrative offices and for no other purpose.

        (B) Tenant shall not use or occupy, suffer or permit the Premises, or any part thereof, to be used in any manner which would in any way, in the reasonable judgment of Landlord, (i) violate any laws or regulations of public authorities; (ii) make void or voidable any insurance policy then in force with respect to the Building; (iii) impair the appearance, character or reputation of the Building; (iv) discharge objectionable fumes, vapors or odors into the Building, air-conditioning systems or Building flues or vents in such a manner as to offend other occupants. The provisions of this Section shall not be deemed to be limited in any way to or by the provisions of any other Section or any Rule or Regulation.

        (C) The emplacement of any equipment which will impose an evenly distributed floor load in excess of 100 pounds per square foot shall be done only after written permission is received from the Landlord. Such permission will be granted only after adequate proof is furnished by a professional engineer that such floor loading will not endanger the structure. Within ten
(10) days after Tenant shall deliver to Landlord written specifications of any equipment which Tenant desires to place in the Demised Premises, Landlord shall advise Tenant if such equipment will have a floor load in excess of 100 pounds per square foot and, if so, whether Tenant may bring such equipment into the Demised Premises. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb vibration and noise and prevent annoyance or inconvenience to Landlord or any other tenants or occupants of the Building.


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        (D) Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy (temporary or permanent) issued for the Building or portion thereof of which the Demised Premises form a part. Landlord represents that the certificate of occupancy for the Building permits the Demised Premises to be used for office purposes


                               LANDLORD ALTERATION

     5. Landlord, at its expense, will perform the work and make the installations, as set forth in Schedule A annexed hereto, which is sometimes hereinafter referred to as the "Landlord's Initial Construction".


                                    SERVICES

     6. (A) As long as Tenant is not in default under any covenants of this lease, Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on Saturdays from 8:00 A.M. to 1:00 P.M., excluding legal holidays, shall furnish elevator services to the Demised Premises and provide normal services to the "Common Area" of the Building. Tenant shall have twenty-four (24) hour access to the Demised Premises three hundred sixty-five (365) days per year and the heating and air conditioning systems servicing the Demised Premises shall be able to provide heat or air conditioning to the Demised Premises during the hours in which Tenant has employees in the Demised Premises.

        (B) Tenant shall contract directly with LILCO for energy service to the Demised Premises and Tenant shall pay the cost of such service to LILCO in a timely fashion.


                               LANDLORD'S REPAIRS

     7. Landlord, at its expense, will make all the repairs to and provide the maintenance for the Demised Premises (excluding painting and decorating) and for all public areas and facilities as set forth in Schedule B, except such repairs and maintenance as may be necessitated by the negligence, improper care or improper use of such premises and facilities by Tenant, its agents, employees, licensees or invitees, which will be made by Landlord at Tenant's expense.


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                                     WATER SUPPLY

     8. Landlord, at its expense, shall furnish hot and cold water for lavatory purposes only.


                                  PARKING FIELD

     9. Tenant shall have the right to use sixty-five (65) parking spaces, eight
(8) of which shall be reserved spaces, for the parking of automobiles of the Tenant, its employees and invitees, in the parking area reserved for tenants of the building (hereinafter sometimes referred to as "Building Parking Area") subject to the Rules and Regulations now or hereafter adopted by Landlord (provided such Rules and Regulations shall be uniformly enforced by Landlord against the other tenants of the Building). Tenant shall not use nor permit any of its officers, agents or employees to use any parking spaces in excess of Tenant's allotted number of spaces therein.


                                  MONUMENT SIGN

     10. Landlord will furnish to Tenant a listing of Tenant's name on the lawn monument sign near the main entrance of the Demised Premises. The initial listing will be made at Landlord's expense and any subsequent changes by Tenant shall be made at Tenant's expense. Landlord's acceptance of any name for listing on such sign will not be deemed, nor will it substitute for, Landlord's consent, as required by this lease, to any sublease, assignment or other occupancy of the Premises.


                             TAXES AND OTHER CHARGES

     l1. (A) As used in and for the purposes of this Article 11, the following definitions shall apply:

        (i) "Taxes" shall be any amount of real estate taxes, assessments, special or otherwise, sewer rents, rates and charges, State, Town, County taxes, School taxes, or any other governmental charges, general, specific, ordinary or extraordinary, foreseen or unforeseen, levied on a calendar year or fiscal year basis against the Real Property. If at any time during the Term the method of taxation prevailing at the date hereof shall be altered so that in lieu of, or as in addition to, or as a substitute for, the whole or any part of the taxes, levies, impositions or charges now levied, assessed or imposed on all or any part of the Real Property

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(a) a tax, assessment, levy, imposition or charge based upon the rents received thereon, whether or not wholly or partially as a capital levy or otherwise, or
(b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed on Landlord, or
(c) a license fee measured by the rent payable by Tenant to Landlord, or (d) any other tax, levy, imposition, charge or license fee however described or imposed in the nature of a real estate tax assessed against the Real Property (defined below), then all such taxes, levies, impositions, charges or license fees or any part thereof, so measured or based, shall be deemed to be Taxes.

        (ii) "Base Year Taxes" shall be the taxes actually due and payable in the 1994/95 tax year for Taxes assessed on a fiscal year basis and in 1995 for Taxes assessed on a calendar year basis.

        (iii) "Escalation Year" shall mean each calendar year which shall include any part of the Demised Term.

        (iv) "Real Property" shall be the land upon which the Building stands and any part or parts thereof utilized for parking, landscaped areas or otherwise used in connection with the Building, and the Building and other improvements appurtenant thereto.

        (B) The Tenant shall pay the Landlord increases in Taxes levied against the Real Property as follows: If the Taxes actually due and payable with respect to the Real Property in any Escalation Year shall be increased above the Base Year Taxes, then the Tenant shall pay to the Landlord, as additional rent for such Escalation Year, a sum equal to Tenant's percentage of the rentable area of the Building, as set forth in Paragraph 1 of this Lease multiplied by the amount of said increase.

        (C) Landlord shall render to Tenant a statement containing a computation of additional rent due under this Article ("Landlord's Statement") by reason of any increase in Taxes over the Base Year Taxes. Within twenty (20) days after the rendition of the Landlord's Statement which shows additional rent to be payable, Tenant shall pay to Landlord the amount of such additional rent. On the first day of each month following the rendition of each Landlord's Statement, Tenant shall pay to Landlord, on account of the potential additional rent, a sum equal to one-twelfth (1/12th) of the additional rent last paid by Tenant, which sum shall be subject to adjustment for subsequent increases in Taxes.

        (D) Landlord's failure to render a Landlord's Statement with respect to any Escalation Year shall not prejudice Landlord's right to render a Landlord's Statement with respect to any Escalation Year. The obligation of Landlord and Tenant under the provisions of this Article with respect to any additional rent which has accrued for any Escalation Year contained in whole or part in the


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Term of this lease shall survive the expiration or any sooner termination of the
Demised Term.

                                TENANT'S REPAIRS

     12. Tenant shall take good care of the Demised Premises and, subject to the provisions of Article 7 hereof, Landlord at the expense of Tenant, shall make as and when needed as a result of misuse or neglect by Tenant or Tenant's servants, employees, agents or licensees, all repairs in and about the Demised Premises necessary to preserve them in good order and condition. Except as provided in
Article 24 hereof, there shall be no allowance to Tenant for a diminution of rental value and, except if caused by Landlord's negligence, no liability on the part of Landlord by reason of incovenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, and, except if caused by Landlord's negligence, no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof.


                           FIXTURES AND INSTALLATIONS

     13. All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions and other property installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord, whether pursuant to Schedule A or otherwise, and which are removable without material damage to the said Demised Premises, and any of Tenant's trade fixtures, may be removed by Tenant on condition that Tenant shall repair at its expense any damage to the Demised Premises or the Building resulting from such removal. All the outside walls of the Demised Premises including corridor walls and the outside entrance doors to the Demised PRemises, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduits, ducts or other building facilities, and the use thereof, as well as access thereto in and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein. Notwithstanding the foregoing, Tenant

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shall enjoy full right of access to the Demised Premises through the public entrances, public corridors and public areas within the Building.

                                   ALTERATIONS

        14. (A) After completion of the Demised Premises as set forth in Schedule A, Tenant shall make no alterations, installations, additions or improvements (hereinafter collectively referred to as "Improvements"), except decorations, in or to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, and then only by contractors or mechanics approved by Landlord and at such times and in such manner as Landlord may from time to time designate.

        (B) All Improvements done by Tenant shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, and (ii) rules and regulations of the Landlord attached as Schedule D.

        (C) Plans and specifications prepared by and at the expense of Tenant shall be submitted to Landlord for its prior written approval; no installations or work shall be undertaken, started, or begun by Tenant, its agents, servants or employees, until Landlord has approved such plans and specifications; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord; and such alterations or work performed by or on behalf of Tenant (but not by Landlord) shall be subject to Landlord's supervisory fee charge of 6% of the cost thereof. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

        (D) Tenant's right to make Improvements shall be subject to the following additional conditions: (i) the Improvements will not result in a violation of, or require a change in, any Certificate of Occupancy applicable to the Premises or the Building; (ii) the outside appearance, character or use of the Building shall not be affected; (iii) no part of the Building outside of the Premises shall be physically affected; (iv) the proper functioning of any air-conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility system of the Building shall not be affected.

        (E) Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics' and other liens filed in

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connection with its Improvements, repairs or installations, including the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Premises and against any loss, cost, liability, claim, damage and expense, including reasonable counsel fees, penalties and fines incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. As a condition precedent to Landlord's consent to the making by Tenant of Improvements, Tenant agrees to obtain and deliver to Landlord, written and unconditional waivers of mechanics' liens for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. Notwithstanding anything to the contrary contained in this Paragraph, Tenant shall be permitted to finance and encumber their trade fixtures and computer systems.

     Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within thirty (30) days of the filing of such lien against the Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the aforesaid period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the maximum rate permitted by law from the respective dates of Landlord's making of the payments or incurring of the cost and expense, shall constitute additional rent and shall be paid on demand.

                               REQUIREMENTS OF LAW

     15. (A) Tenant, as Tenant's sole cost and expense, shall comply with all statutes, laws, ordinances, orders, regulations and notices of Federal, State, County and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Landlord or Tenant with respect to the Demised Premises or the use or occupation thereof, except that Tenant shall not be required to make any structural alterations in order so to comply unless such alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions, or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors


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or licensees. Or by the use or occupancy or manner of use or of the Demised
Premises by Tenant, or any such person.

        (B) The parties acknowledge that there are certain Federal, State and local laws, regulations and guidelines now in effect and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the Premises, the Building, and the land of which the Premises and the Building may be a part, concerning the impact on the environment of construction, land use, the maintenance and operation of structures and the conduct of business. Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise that would adversely affect the environment or do anything or permit anything to be done that would violate any of said laws, regulations, or guidelines. Any violation of this covenant shall be an event of default under this lease.


                                   END OF TERM

     16. (A) Upon the expiration or other termination of the Term of this lease, Tenant shall, at its own expense, quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear, tear and damage by fire or other insured casualty excepted, and Tenant shall remove all of its property and shall pay the cost to repair all damage to the Demised Premises or the Building occasioned by such removal. Any property not removed from the Premises shall be deemed abandoned by Tenant and may be retained by Landlord, as its property, or disposed of in any manner deemed appropriate by the Landlord. Any expense incurred by Landlord in removing or disposing of such property shall be reimbursed to Landlord by Tenant on demand. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this lease. If the last day of the Term of this lease or any renewal hereof falls on Sunday or a legal holiday, this lease shall expire on the business day immediately preceding. Tenant's obligations under this Article 16 shall survive the Expiration Date or sooner termination of this lease.

        (B) If Tenant shall hold over after the end of the Term, such holding over shall be unlawful and in no manner constitute a renewal or an extension of this lease and no notice of any kind shall be required prior to any commencement of summary proceeding and Tenant hereby waives any such right. However, during such hold over time Tenant shall have all of the obligations of this lease. In the event of any holdover after a termination of the term of this lease pursuant to court order or after December 31, 2004, Tenant shall be required to pay, if it shall fail to vacate the Demised Premises within (10) days after notice from Landlord, rent at a monthly rate equal to 150% of the amount due during the first


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month of the last year of occupancy before the end of the expired term, plus any esclations or additional rent provided for in this lease.

                                 QUIET ENJOYMENT

     17. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this lease including, but not limited to, Article 22.


                                      SIGNS

     18. No signs or lettering of any nature may be put on or in any window or on the exterior of the Building or elsewhere within the Demised Premises such as will be visible from the street. No sign or lettering in the public corridors or on the doors is permitted except Landlord's standard name plaque which shall be located on the main entrance door to the Demised Premises. Landlord shall inscribe upon such plaque Tenant's name and the name of up to two (2) companies affiliated with Tenant. The first sign shall be at Landlord's expense.


                              RULES AND REGULATIONS

     19. Tenant and Tenant's agents, employees, visitors, and licensees shall faithfully observe and comply with, and shall not permit violation of, the Rules and Regulations set forth on Schedule D annexed hereto and made part hereof, and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in Landlord's judgment, shall be necessary for the reputation, safety, care and appearance of the Building and the land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, and such land, its equipment, or the more useful occupancy or the comfort of the tenants or others in the Building. Landlord shall use reasonable best efforts to secure compliance with said Rules and Regulations by the other tenants or occupants of the Building but Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition, in any lease by any other tenant or

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occupant in the Building, nor shall Landlord be required to commence a legal action to enforce such compliance.

                            RIGHT TO SUBLET OR ASSIGN

     20. (A) The Tenant covenants that it shall not assign this lease nor sublet the Demised Premises or any part thereof without the prior written consent of Landlord in each instance, except on the conditions hereinafter stated. The Tenant may assign this lease or sublet all or a portion of the Demised Premises with Landlord's written consent, providing:

        (i) That such assignment or sublease is for a use which is in compliance with the then existing zoning regulations and the Certificate of Occupancy;

        (ii) That, at the time of such assignment or subletting, there is no default under the terms of this lease on the Tenant's part;

        (iii) That, in the event of an assignment, the assignee shall assume in writing the performance of all of the terms and obligations of the within lease;

        (iv) That a duplicate original of said assignment or sublease shall be delivered by certified mail to the Landlord at the address herein set forth within ten (10) days from the said assignment or sublease and within ninety (90) days of the date that Tenant first advises Landlord of the name and address of the proposed subtenant or assignee, as required pursuant to subparagraph (B) hereof;

        (v) Such assignment or subletting shall not, however, release the within Tenant or any successor tenant or any guarantor from their liability for the full and faithful performance of all of the terms and conditions of this lease;

        (vi) If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may after default by Tenant collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved.

        (B) Notwithstanding anything contained in this Article 20 to the contrary, no assignment or underletting shall be made by Tenant in any event until Tenant has offered to terminate this lease as of the last day of any calendar month during the Term hereof and to vacate and surrender the Demised Premises to Landlord on the date fixed in the notice served by Tenant upon Landlord (which date shall be prior to the date of such proposed assignment or the commencement date of such proposed lease). Simultaneously with said offer to terminate this lease, Tenant shall advise the Landlord, in writing, of the name and address of the proposed assignee or subtenant, a reasonably detailed statement of the proposed subtenant/assignee's business, reasonably detailed financial references, and all the terms, covenants, and conditions of the proposed sublease or assignment.

        (C) Tenant may, without the consent of Landlord, assign this lease to an affiliated (i.e., a corporation 20% or more of whose capital stock is owned by the same stockholders owning 20% or more of Tenant's capital stock), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all or substantially all of its assets or with which it may be consolidated or merged, provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this lease and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further than Tenant shall not be released or discharged from any liability under this lease by reason of such assignment.

        (D) Whenever Tenant shall claim under this Article or any other part of this lease that Landlord has unreasonably withheld or delayed its consent to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedy thereof shall be a right to obtain specific performance or injunction but in no event with recovery of damages.

        (E) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not mortgage nor encumber this agreement or the Demised Premises.


                          LANDLORD'S ACCESS TO PREMISES

     21. (A) Landlord or Landlord's agents shall have the right to enter and/or pass through the Demised Premises at all reasonable times on reasonable notice, except in an emergency, to examine the same, and to show them to ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required therefor. During the twelve (12) months prior to the expiration of the Term of this lease, or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants or purchasers at all reasonable hours and without unreasonably interfering with Tenant's business. If Tenant shall not be personally present to open and permit an entry into said premises at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or forcibly, without rendering Landlord or such agent liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property).

        (B) Landlord shall also have the right, at any time, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that Landlord shall make no change in the arrangement and/or location of entrances or passageways or other public parts of the Building which will adversely affect in any material manner Tenant's use and enjoyment of the Demised Premises. Landlord shall also have the right, at any time, to name the Building, including, but not limited to, the use of appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known.

        (C) Neither this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences, and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant.

        (D) The exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or, except if caused by Landlord's negligence, impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                                  SUBORDINATION

     22. (A) This lease and all rights of Tenant hereunder are, and shall be, subject and subordinate in all respects to all ground leases and/or underlying leases and to all mortgages and building loan agreements which may now or hereafter be placed on or affect such leases and/or the Real Property of which the Demised Premises form a part, or any part or parts of such Real Property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section A shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

        (B) Without limitation of any of the provisions of this lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord or of any successor-Landlord and/or shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee, this lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its Landlord.

        (C) Tenant shall, at any time and from time to time, upon not less than five (5) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage thereof. If, in connection with obtaining financing for the Building and the land allocated to it, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created. If, in connection with such financing, such institutional lender shall require financial information on the Tenant, Tenant shall promptly comply with such request. Such financial information shall be audited if Tenant otherwise possesses audited financial statements.

        (D) The Tenant covenants and agrees that if by reason of a default under any underlying lease (including an underlying lease through which the Landlord derives its leasehold estate in the premises), such underlying lease and the leasehold estate of the Landlord or the premises demised hereby is terminated, providing notice has been given to the Tenant and leasehold mortgagee, the Tenant will attorn to the then holder of the reversionary interest in the premises demised by this lease or to anyone who shall succeed to the interest of the Landlord or to the leasee of a new underlying lease entered into pursuant to the provisions of such underlying lease, and will recognize such holder and/or such lessee as the Tenant's landlord of this lease. The Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord or of the lessor under any such underlying lease, any instrument which may be necessary or appropriate to evidence such attornment. The Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give the Tenant any right of election to terminate this lease or to surrender possession of the premises hereby in the event any proceeding is brought by the lessor under any underlying lease to terminate the same, and agrees that unless and until any such lessor, in connection with any such proceeding, shall elect to terminate this lease and the rights of the Tenant hereunder, this lease shall not be affected in any way whatsoever by any such proceeding. Nothing herein contained shall diminish any rights derived by reason of Nondisturbance Agreements granted to Tenant by lessor under the terms of their underlying lease.

     (E) At Tenant's option, Landlord shall deliver to Tenant, within sixty (60) days after the date of this lease, a Nondisturbance and Attornment Agreement from the holder of the mortgage on the Building, provided such mortgage holder is satisfied with the financial status of Tenant. If Tenant shall not request such Nondisturbance and Attornment Agreement until after the first sixty (60) days after the date of this lease, Landlord shall use its reasonable best efforts to obtain such Nondisturbance and Attornment Agreement. Tenant shall provide to Landlord upon request by Landlord a current financial statement for submission to such mortgage holder. Such Nondisturbance and Attornment Agreement shall provide, in part, that such mortgage holder shall not disturb Tenant's rights under this lease provided Tenant shall not be in default hereunder and shall further provide that, if such mortgage holder (or its designee) shall succeed to Landlord's interest under this lease, Tenant shall attorn to such mortgage holder (or its designee).


                      PROPERTY LOSS, DAMAGE REIMBURSEMENT

     23. (A) Landlord or its agents shall not be liable for any damages to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, unless such loss or damage shall be caused by Landlord's negligence. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises, or in the Building. If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenants or condition of this lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.

                              TENANT'S INDEMNITY

         (B) Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in and on the Demised Premises during the Term of this lease and during the period of time, if any, prior to the specified Term Commencement Date that Tenant may have been given access to the Demised Premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the Demised Premises due to or arising from any act or omissions or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees and against and from all costs, expenses, and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, agrees that Tenant, at Tenant's expense, will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to Landlord.

                     DESTRUCTION - FIRE OR OTHER CASUALTY


         24. (A) if the premises or any part thereof shall be damaged by fire or other casualty and Tenant gives prompt notice thereof to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage. The Rent shall be abated to the extent that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction to the date the Premises shall be substantially repaired or rebuilt in proportion which the area of the part of the Premises so rendered untenantable bears to the total area of the Premises.

         (B) If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and Landlord has not terminated this lease pursuant to Subsection (C) and Landlord has not completed the making of the required repairs and restored and rebuilt the Premises and/or access thereto within nine (9) months from the date of such damage or destruction, and such additional time after such date (but in no event to exceed six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by unavoidable delays or adjustment of insurance, Tenant may serve notice on Landlord of its intention to terminate this lease, and, if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and restored and rebuilt the Premises, this lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Rent and additional rent shall be apportioned as of such date and any prepaid portion of Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

         (C) If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any of such events Landlord may, at its option, terminate this lease and the Term and estate hereby granted, by giving Tenant thirty (30) days notice of such termination within ninety (90) days after the date of such damage. In the event that such notice of termination shall be given, this lease and the Term and estate hereby granted, shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Rent and additional rent shall be apportioned as of such date or sooner termination and any prepaid portion of Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

         (D) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof, unless caused by Landlord's negligence and only to the extent of Landlord's insurance coverage. Landlord will not carry insurance of any kind on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

         (E) This lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.


                                   INSURANCE


         25. (A) Tenant shall not do anything, or suffer or permit anything to be done, in or about the Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (iii) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises or (iv) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body.


         (B) If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and all such other tenants or occupants, on demand, for the part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants or occupants because of such act or omission on the part of Tenant.

         (C) In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or make up of insurance rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the Premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such Premises.

         (D) Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense, (i) Public Liability Insurance, such insurance to afford protection in an amount of not less than Three Million ($3,000,000) Dollars for injury or death arising out of any one occurrence, and Five Hundred Thousand ($500,000) Dollars for damage to property, protecting Landlord and Tenant as insureds against any and all claims for personal injury, death or property damage and (ii) Fire and Extended Coverage Insurance on Tenant's property, insuring against damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to Tenant's property for the full insurable value thereof, protecting Landlord and Tenant as insureds.

         (E) Said insurance is to be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New York, which shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event the Tenant agrees to pay the amount thereof, plus interest at the maximum rate permitted by law, to Landlord on demand and said sum shall be in each instance collectible as additional rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancellable except upon twenty (20) days written notice to Landlord. On the Term Commencement Date the original insurance policies or appropriate certificates shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to the end that said insurance shall be in full force and effect during the Term.

         (F) Each party agrees to use its best efforts to include in each of its insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord, and insuring Tenant's property, in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by the policy, or (ii) any other form of Permission for the release of the other party, or (iii) the inclusion of the other party as an additional insured, but not a party to whom any loss shall be payable. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, but not a party to whom any loss shall be payable. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be cancelled without at least twenty (20) days prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured.

         (G) As long as Landlord's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (F) or name the Tenant as an additional insured, Landlord hereby waives (i) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (ii) any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's fire insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence, upon notice given by Landlord to Tenant, shall be deemed of no further force or effect, with respect to any insured risks under such policies from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Landlord shall look solely to the proceeds of such policies to compensate Landlord for any loss occasioned by fire or other casualty which is an insured risk under such policies.

         (H) As long as Tenant's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (F), or name the Landlord as an additional insured, Tenant hereby waives (and agrees to cause any other permitted occupants of the Premises to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, any other tenants or occupants of the Building, and any servants, employees, agents or contractors of Landlord or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time Tenant's fire insurance carriers shall not include such or similar provisions in Tenant's fire insurance policies, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.


                                EMINENT DOMAIN


         26. (A) In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then effective as of the date of vesting of title, the Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that a substantial part of the Building shall be so condemned or taken, then (i) Landlord (whether or not the Demised Premises be affected) may, at its option, terminate this lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, and (ii) if such condemnation or taking shall be of a substantial part of the Demised Premises or a substantial part of the means of access thereof, Tenant shall have the right, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, to terminate this lease and the Term and estate hereby granted as of the date of vesting of title, or (iii) if neither Landlord nor Tenant elects to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the Rent shall be abated to the extent, if any, hereinabove provided in this Article 26. For purposes of this paragraph, the taking of the roadways or parking areas of the Building which do not affect a substantial part of the means of access to the Building or do not affect a substantial number of parking spaces shall not be deemed to be a taking of a substantial part of the Building. In the event that only a part of the Demised Premises shall be so condemned or taken and this lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

         (B) In the event of a termination in any of the cases hereinabove provided, this lease and the Term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this lease, and the Rent hereunder shall be apportioned as of such date.

         (C) In the event of any condemnation or taking hereinabove mentioned of all or part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that the Tenant may file a claim for any taking of nonmovable fixtures owned by Tenant and for moving expenses incurred by Tenant. It is expressly understood and agreed that the provisions of this Article 26 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.


                           NONLIABILITY OF LANDLORD


         27. (A) If Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations), such individual shall be under no personal liability with respect to any of the provisions of this lease, and if such individual hereto is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the equity of such individual in the land and Building of which the Demised Premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against any such individual or any partner, employee or agent of Landlord by reason of such default by Landlord.

         (B) The word "Landlord" as used herein means only the owner of the landlord's interest for the time being in the land and Building (or the owners of a lease of the Building or of the land and Building) of which the Premises form a part, and in the event of any sale of the Building and land of which the Demised Premises form a part, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and, it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

                                    DEFAULT


         28. (A) Upon the occurrence at any time prior to or during the Demised Term, of any one or more of the following events (referred to as "Events of Default"):

                  (i) If Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such,default; or

                  (ii) If Tenant shall default in the observance or performance of any term, covenant or condition of this lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within twenty (20) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of twenty (20) days and Tenant shall not commence within said period of twenty (20) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                  (iii) If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or become insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

                  (iv) If, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceedings shall not have been dismissed, or if, within sixty (60) days after the appointment or any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

         (v) If Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

         (vi) [Intentionally omitted.]

         (vii) If Tenant's interest in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 20; then, upon the occurrence, at anytime prior to or during the Demised Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a ten day notice of termination of this lease and, in the event such notice is given, this lease and the Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 30.

         (B) If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this lease shall have been assigned, the word "Tenant", as used in subsection (iii) and (iv) of Section 28(A), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease.


                            TERMINATION ON DEFAULT


         29. (A) If Tenant shall default in the payment when due of any installment of rent or in the payment when due of any additional rent and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default, or if this lease and the Demised Term shall expire and come to an end as provided in Article 28:

                  (i) Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or other means provided such force or other means are lawful (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

                  (ii) Landlord, at Landlord's option, may relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall use reasonable efforts to relet the Demised Premises and shall in no event be liable for failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for failure to collect any rent due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this lease or otherwise affecting any such liability.

                  (B) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this lease, after Tenant shall have been dispossessed by a judgment. In the event of a breach or threatened breach by Tenant or any persons claiming through or under Tenant, of any term, covenant or condition of this lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.


                                    DAMAGES


         30. (A) If this lease and the Demised Term shall expire and come to an end as provided in Article 28 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in Article 29 or by or under any summary proceedings or any other action or proceeding, then, in any of said events:

         (i) Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this lease by Tenant to Landlord to the date upon which this lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

         (ii) Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 29(A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this lease or Landlord's re-entry upon the Demised Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs and other expenses of preparing the Demised Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of Rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's rights to collect the Deficiency for any subsequent month by a similar proceeding; and

         (iii) At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises, as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum. If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Demised Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of Rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

         (B) If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article 30. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the rent reserved in this lease. Solely for the purposes of this Article, the term "Rent" as used in Section 30(A) shall mean the rent in effect immediately prior to the date upon which this lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, plus any additional rent payable pursuant to the provisions of Article 11 for the Escalation Year (as defined in Article 11) immediately preceding such event. Nothing contained in Articles 28 and 29 of this lease shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Section 30(A).


                               SUMS DUE LANDLORD


         31. If Tenant shall default in the performance of any covenants on Tenant's part to be performed under this lease, Landlord may immediately, or at anytime thereafter, on ten (10) days prior notice (except in the event of an emergency which shall not require notice), and without thereby waiving such default, perform the same for the account of Tenant and at the expense of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to or elects to incur any expense, including reasonable attorneys' fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses or, at Landlord's option, on the first day of any subsequent month. Any sum of money (other than rent) accruing from Tenant to Landlord pursuant to any provisions of this lease, including, but not limited to, the provisions of Schedule C, whether prior to or after the Term Commencement Date, may, at Landlord's option, be deemed additional rent, and Landlord shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of Rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term. In any case in which the

Rent or additional rent is not paid within ten (10) days of the day when same is due, on more than one (1) occasion in any twelve (12) month period, Tenant shall pay a late charge equal to 8-1/2 cents for each dollar so due.


                                   NO WAIVER


         32. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of the Demised Premises. In the event Tenant shall at any time desire to have Landlord underlet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underleting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenants or conditions of this lease, or any of the Rules and Regulations annexed hereto and made part hereof or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a wavier of such breach. The failure of Landlord to enforce any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount then the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this lease provided.

                            WAIVER OF TRIAL BY JURY


         33. To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any summary proceeding for nonpayment, Tenant agrees not to interpose any counterclaim of whatever nature or description in any such proceeding (except counterclaims which are inextricably connected to the obligation to pay Rent or additional rent) or to consolidate such proceeding with any other proceeding.

         Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise.


                                    NOTICES


         34. Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications (other than bills, statements or notices given in the regular course of business) given or required to be given under this lease shall be effective only if rendered or given in writing, sent by registered or certified mail (return receipt requested) or by overnight delivery service, addressed (A) to Tenant (i) at Tenant's address set forth in this lease if sent prior to Tenant's taking possession of the Demised Premises, or (ii) at the Building if sent subsequent to Tenant's taking possession of the Demised Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises, and (iv) with a copy in all such cases to Tenant at 1134 Ballena Boulevard, Alameda, California 94501, Attention: James Thompson, Executive Vice President, or (B) to Landlord at Landlord's address set forth in this lease, or (c) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in, accordance with the provisions of this Article. Any such bills, statements, notices, demands, requests or other communications shall be deemed to have been rendered or given on the date received or rejected in the case of mailing and on the date sent in the case of overnight delivery. For purposes of counting the days of any notice required to be given under this lease, such days shall be business days.

                             INABILITY TO PERFORM


         35. (A) If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, county or Municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this lease or any collateral instrument or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this lease, or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                           INTERRUPTION OF SERVICE


         (B) Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations or replacements, which, in the judgment of Landlord are necessary, until such repairs, alterations or replacements shall have been completed. The exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or, unless caused by Landlord's negligence, impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

                       CONDITIONS OF LANDLORD'S LIABILITY


          (C) (i) Tenant shall not be entitled to claim a constructive eviction from the Demised Premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise thereto, and if the complaints be justified, unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of such notice.

              (ii) If Landlord shall be unable to give possession of the Demised Premises on any date specified for the commencement of the term by reason of the fact that the Premises have not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall such failure in any way affect the validity of this lease or the obligations of Tenant hereunder.

                           TENANT'S TAKING POSSESSION


          (D) (i) Tenant, by entering into occupancy of the Premises, shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy has performed all of its obligations hereunder and that the Premises were in satisfactory condition as of the date of such occupancy, unless within ten (10) days after the such date Tenant shall have given written notice to Landlord specifying the respects in which the same were not in such condition.

              (ii) If Tenant shall use or occupy all or any part of the Demised Premises for the conduct of business prior to the Term Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this lease, including the covenant to pay rent for the period from the commencement of said use or occupancy to the Term Commencement Date.


                                ENTIRE AGREEMENT


         36. This lease (including the Schedules and Exhibits annexed hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's agent or representative has made any representations or statements, or promises, upon which Tenant has relied, regarding any matter or thing relating to the Building, the land allocated to it (including the parking area) or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this lease, including, but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises, or the prospective amount of any item of additional rent. No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agent or any broker, whether contained in an affidavit, information circular, or otherwise, shall be binding upon the Landlord unless expressly set forth in this lease. No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease. This lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.


                                   DEFINITIONS


         37. The words "re-enter", "re-entry", and "re-entered" as used in this lease are not restricted to their technical legal meanings. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays. The terms "person" and "persons" as used in this lease shall be deemed to include natural persons, firms, corporations, partnerships, associations and any other private or public entities, whether any of the foregoing are acting on their behalf or in a representative capacity. The various terms which are defined in other Articles of this lease or are defined in Schedules or Exhibits annexed hereto, shall have the meanings specified in such other Articles, Exhibits and Schedules for all purposes of this lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.


                               PARTNERSHIP TENANT


         38. If Tenant is a partnership (or is comprised of two (2)or more persons, individually or as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually or as co-partners of a partnership) pursuant to Article 20 (any such partnership and such persons are referred to in this Section as "Partnership Tenants), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this lease which may hereafter be made, and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests and other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section)


                            SUCCESSORS, ASSIGNS, ETC.


         39. The terms, covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this lease, their respective assigns.


                                     BROKER


         40. Landlord and Tenant each represents to the other that this lease was brought about by Douglas, Payton & Company as broker and all negotiations with respect to this lease were conducted exclusively with said broker. Each party agrees that if any claim is made for commissions by any other broker through or on account of any acts of the indemnifying parts, such party will hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney's fees. Landlord agrees to pay the commission due the aforementioned broker pursuant to a separate agreement.


                                    CAPTIONS


         41. The captions in this lease are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.


         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.


Witness for Landlord:                  RECKSON ASSOCIATES


                                       By:
----------------------------------        --------------------------------------
                                                                       , Partner


Witness for Tenant:                    CROSS/Z INTERNATIONAL, INC.


                                       By: /s/ Mark Chroscielewski
----------------------------------        --------------------------------------
                                          Mark Chroscielewski, President

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF          )

         On this 31 day of October, 1994, before me personally came Michael Heckler to me known, who being by me duly sworn, did dispose and say that he is a general partner of RECKSON ASSOCIATES, the partnership described in and which executed the foregoing instrument; that he signed his name thereto and executed said instrument for and on behalf of and within the authority of said partnership, as "Landlord".


                                                 /s/ Kathleen Giaimo
                                                 ------------------------------
                                                 Notary Public



STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NASSAU  )

         On this _____________day of _________________, 1994, before me personally came Mark Chroschilewski, to me known, who being by me duly sworn, did depose and say that he resides at_____________________________________
_________________________________________________, that he is the President of
CROSS/Z INTERNATIONAL, INC., the corporation described in and which executed the foregoing instrument as "Tenant"; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                               _________________________________
                                               Notary Public

                                  SCHEDULE "A"
                         LANDLORD'S INITIAL CONSTRUCTION

1. Initial Office Finishing Schedule

At the Tenant's option, Landlord will design or follow Tenant's plans in preparing Tenant's office area at Landlord's cost in accordance with the following specifications. (Any discrepancy between the following specifications and the approved plans shall be controlled by the plans.)

Erect the necessary dividing walls constructed of metal stud, 5/8" Fire X gypsum board, with batts of 3" fiberglass for sound attenuation in Demising walls. Finish exterior walls with 1/2" sheetrock. Erect per approved plan dry-wall partitioning of 2-1/2" metal studs with 1/2" gypsum board on each side to underside of hung ceiling not to exceed 1 linear foot of partitioning for every 20 square feet of usable space.

Spackle and tape walls three coats to a smooth and true finish. Paint walls two coats flat latex and doors and trim coats matching enamel,

Install in executive offices, main conference room and reception area, over padding, executive grade commercial, 26 ounce carpet. Balance of space carpeted with building standard 20 ounce carpet (glued down). Building standard vinyl reinforced tile may be installed in place of carpet.

Install a 2" x 4" acoustical tile ceiling with a Travertine finish.

Provide interior hollow core Colony Oak doors on Tenant's plan limited to 3 per 1,000 square feet.

2. Lavatory Area - Public Spaces

a) Separate male and female toilet facilities.

3. Landscaping

The Building will be extensively landscaped with trees, plantings and other materials. An underground sprinkler system will be provided with a time clock to maintain proper watering.

4. Electrical Specifications

All electrical work shall be installed in accordance with the National Electrical Code, and the local building code. A "Certificate of Compliance" shall be obtained from the New York Board of Fire Underwriters at the completion of the project.

Lighting throughout the entire finished office area shall be obtained by the use of recessed light 2' by 4' fluorescent fixtures with prismatic lenses, not to exceed one (1) fixture for each eighty (80) square feet of usable space. Local wall switches shall be provided for control of lighting. Toilet, corridor, lobby and other similar areas shall be lit to 50 foot candles.

Exit light lighting for all paths of egress shall be provided in accordance with local building department regulations, if required.

All branch circuit wiring shall be above hung ceiling or within dry-wall construction in finished areas and shall be type BX. All exposed conduits in non-finished areas shall be thin-walled "EMT".

Wall-mounted duplex convenience outlets shall be provided on the basis of one duplex outlet for each 120 square feet of rented area. This formula shall be used to establish the quantity of outlets. However, the exact location of each outlet shall be coordinated with the Tenant's furniture layout. All duplex outlets are to be considered as normal convenience outlets and shall be wired up with an average of 5 to 8 outlets on one 20 ampere, 120 volt circuit. Panel capacity shall be adequate to handle all tenant lighting and equipment load, providing such equipment load does not exceed 2 watts per square foot of usable area.

No credit given for installation less than standard installation.


5. Heating, Ventilation and Air Conditioning specifications

General

The intent of this specification is to define a design concept for the subject area.

Design Criteria

Central air conditioning with modular systems with individual zone control, shall be capable of the following performance when the criteria noted are not exceeded:

A) Between September 1 and June 1, the "heating system" shall be operative and maintain a minimum of 70 degrees FDB when the outdoor temperature is 0 degrees FDB and the prevailing wind velocity does not exceed 15 mph.

B) Between April 15 and October 14, the "cooling system" shall be operative and maintain a maximum of 80 degrees FDB and 55% relative humidity when the outdoor temperature is 95 degrees FDB and 75 degrees FDB with the prevailing wind velocity not exceeding 13 mph.

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

C) During the overlapping seasons (April 15 - June 1 and September 1 - October
15) both systems shall be operative (cooling and heating).

D) Zoning temperature and balancing controls shall be operated solely by the Landlord to assure the conditions above.

E) Maintenance of the foregoing temperature conditions is conditioned upon the following criteria, which shall not be exceeded by the Tenant in any room, or area, within the Demised Premises:

   a) Population Density.....................................   1 person per 150
                                                                square feet

   b) Lighting and Electrical Load Density...................   4 watts per
                                                                square foot

   c) Exhaust and Ventilation Load...........................   5 cfm per person

6. Ventilation

Bathrooms and similar areas to be ventilated per code using rooftop fans.

7. System Design

Exterior Perimeter Zones

Heating/cooling of exterior offices and areas provided by variable air volume terminals with integrated thermostats to meet Tenant's requirements for individual control.

Interior Zones

Heating/cooling provided by variable air volume system terminals with integrated thermostats for areas of 2,000 square feet.


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

                                  SCHEDULE "B"


            LANDLORD'S CLEANING SERVICES AND MAINTENANCE OF PREMISES


(to be performed on all business days except those which are union holidays for the employees performing cleaning services and maintenance in the Building and grounds or those days in which the Building is closed)

I. CLEANING SERVICES - PUBLIC SPACES:

A. Floor of entrance lobby and public corridors will be vacuumed or swept and washed nightly and waxed as necessary.

B. Entranceway glass and metal work will be washed and rubbed down daily.

C. Wall surfaces and elevator cabs will be kept in polished condition.

D. Lighting fixtures will be cleaned and polished annually. Bulbs will be replaced as needed.

E. Elevators and restrooms will be washed and disinfected once a day. The floors will be mopped as many times as required. All brightwork and mirrors will be kept in polished condition. Dispensers will be continuously checked and receptacles continuously emptied.

F. Exterior surfaces and all windows of the building will be cleaned quarterly.

II. CLEANING SERVICES - TENANT SPACES:

A. Floors will be swept and spot cleaned nightly. Carpets will be swept daily with carpet sweeper and vacuumed weekly.

B. Office equipment, telephones, etc. will be dusted nightly.

C. Normal office waste in receptacles and ashtrays will be emptied nightly.

D. Interior surface of windows and sills will be washed and blinds dusted quarterly.

E. There shall be regularly scheduled visits by a qualified exterminator.


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

III. EXTERIOR SERVICES:


A. Parking fields will be regularly swept, cleared of snow in excess of two inches, and generally maintained so as to be well drained, properly surfaced and striped.

B. All landscaping, gardening, exterior lighting and irrigation systems will have regular care and servicing.

IV. EQUIPMENT SERVICE:

A. All air-conditioning and heating equipment and elevators will be regularly serviced and maintained.

B. Plumbing and electrical facilities, doors, hinges and locks will be repaired as necessary.

C. All appurtenances, such as rails, stairs, etc. will be maintained in a safe condition.

V. EXTRA CLEANING SERVICES

Tenant shall pay to Landlord, on demand, Landlord's charges for (a) cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Premises for preparation, serving or consumption of food or beverages, or other special purposes requiring greater or more difficult cleaning work than office areas;
(iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by Tenant or at its request; (v) increases in frequency or scope in any item set forth in Schedule B as shall have been requested by Tenant; and (b) removal from the Premises and Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated in the routine of ordinary business office activity and (ii) all of the refuse and rubbish of any eating facility requiring special handling (wet garbage).

                                  SCHEDULE "C"

         1. Landlord shall have full and unrestricted access to all air-conditioning and heating equipment, and to all other utility installations servicing the Building and the Demised Premises. Landlord reserves the right temporarily to interrupt, curtail, stop or suspend air-conditioning and heating service, and all other utilities, or other services, because of Landlord's inability to obtain, or difficulty or delay in obtaining, labor or materials necessary therefor, or in order to comply with governmental restrictions in connection therewith, or for any other causes beyond Landlord's reasonable control. Landlord hereby agrees to use reasonable best efforts not to curtail such services. No diminution or abatement of Rent, additional rent, or other compensation shall be granted to Tenant, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of such interruptions, stoppages or curtailments, the causes of which are hereinabove enumerated, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Demised Premises, unless such interruptions, stoppages or curtailments have been due to the arbitrary, willful or negligent act, or failure to act, of Landlord or its agents.

         2. Telephone service shall be the responsibility of Tenant. Tenant shall make all arrangements for telephone service with the company supplying said service, including the deposit requirement for the furnishing of service. Landlord shall not be responsible for any delays occasioned by failure of the telephone company to furnish service.

                                  SCHEDULE "D"

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substance's shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building, and the Tenant shall not use, keep or permit to be used or kept any coffee machine, vending machine, burner, micro wave oven, refrigerator or oven, food or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord.

         5. No sign, advertisement, notice or other lettering and/or window treatment shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style currently being used by Landlord for other tenants occupying comparably sized space in the Building.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, or as shown on plans approved by Landlord, which approval shall not be unreasonably withheld. No tenant shall lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Demised Premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other water soluble material, the use of cement or other similar adhesive material being expressly prohibited.


         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or in the mechanisms thereof. Each Tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

         8. Freight, furniture business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

         9. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Landlord reserves the right to exclude from the building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Sundays and legal holidays, all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requires such a pass and shall be liable to Landlord for all acts of such persons.

         11. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible, hazardous or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the Premises.


         13. Tenant agrees to keep all entry doors closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services.

                                   EXHIBIT 1


                                  RENTAL PLAN
                                  -----------

                                    EXHIBIT 2

                                  TENANT'S WORK


         Tenant's Plans and Work. With respect to any work or alterations to be performed by Tenant pursuant to this Lease, Tenant shall, at its expense, furnish Landlord with all drawings, plans, layouts and specifications for work to be performed by Tenant, including, without limitation, architectural, plumbing, electrical, mechanical and heating, ventilating and air conditioning plans (the "Tenant's Plans"). All of the Tenant's Plans shall:

         (1) be compatible with the Landlord's building plans;

         (2) comply with all applicable laws and the rules, regulations, requirements and orders of any and all governmental agencies, departments or bureaus having jurisdiction; and

         (3) be fully detailed, including locations and complete dimensions.

Tenant's Plans shall be subject to approval by Landlord which shall not be unreasonably withheld. Tenant shall, at Tenant's expense, (i) cause Tenant's Plans to be filed with the governmental agencies having jurisdiction thereover,
(ii) obtain when necessary all governmental permits, licenses and authorizations required for the work to be done in connection therewith, and (iii) obtain all necessary certificates of occupancy, both temporary and permanent. Landlord shall execute such documents as may be reasonably required in connection with the foregoing and Landlord shall otherwise cooperate with Tenant in connection with obtaining the foregoing, but without any expense to Landlord. Tenant shall make no change in any of Tenant's Plans without the prior written consent of Landlord in each instance, except for minor, non-structural items involving a cost of less than $2,000.

         No work shall commence in the Premises until (i) Tenant has procured all necessary permits therefor and has delivered copies of same to Landlord,
(ii) Tenant has procured a paid builder's risk insurance policy naming Landlord as an additional insured and has delivered to Landlord a certificate of insurance evidencing such policy, and (iii) Tenant or its contractor has procured a workmen's compensation insurance policy covering the activities of all persons working at the Premises naming Landlord as an additional insured and has delivered to Landlord a certificate of insurance evidencing such policy.

         Tenant may use any licensed architect or engineer to prepare its plans and to file for permits. However, all such plans and permit applications shall be subject to review, revision and approval by Landlord or its architect.

         Tenant, at its expense, shall perform all work, in accordance with Tenant's Plans.